UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009

DELSITE, INC.
(Exact name of registrant as specified in its charter)

Texas	001-10862	75-1435663

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Walnut Hill Lane Irving, Texas	75038

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 518-1300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On April 2, 2009, DelSite, Inc., (the "Company") filed for voluntary bankruptcy protection under Chapter 7 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas, Division, under case number 09-31981-7. The proceeding is entitled In re DelSite, Inc, Debtor.

As of the date of the filing of the voluntary bankruptcy petition the trustee assumed jurisdiction over all of the assets of the Company, including all of the outstanding shares of DelSite Biotechnologies, Inc. and Sabila Industrial, S.A., both wholly-owned subsidiaries of the Company. The Company ceased operations effective at the time of the filing and has no ability to continue funding the business operations of DelSite Biotechnologies, Inc. or Sabila Industrial, S.A. The business operations of Sabila Industrial were discontinued on or about January 29, 2009.

The Company was unable to file its Form 10-K Annual Report for 2008 and anticipates that there will be no funds available for distribution to equity holders of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated April 2, 2009

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELSITE, INC.

Date: April 2, 2009	By:	/s/ Robert W. Schnitzius

Robert W. Schnitzius
Acting President and Chief Executive Officer